PROMISSORY NOTE

Borrower: Venyra Corporation, with a principal place of business at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801.

Lender: Tradetop OÜ, with a principal place of business at Rannaku pst 12, 10917 Tallin, Harjumaa, Estonia.

Principal Amount: $3,500.00 USD

Issue Date: April 20, 2025

Maturity Date: May 19, 2025

RECITALS

FOR VALUE RECEIVED, the Borrower hereby unconditionally promises to pay to the order of the Lender the principal sum of Three Thousand Five Hundred United States Dollars (USD 3,500), in accordance with the terms of the Website Development Agreement dated March 10, 2025 and the Amendment to Website Development Agreement dated April 20, 2025 (collectively, the "Agreement").

1.	PURPOSE AND NATURE OF THIS NOTE

This Promissory Note (“Note”) is executed pursuant to and in connection with the Agreement, between the Borrower and the Lender. This Note represents the Borrower’s unconditional obligation to pay the outstanding balance of the contract sum for services rendered and delivered by the Lender under the Agreement. The full outstanding amount shall be paid by the Borrower no later than May 19, 2025 (the “Maturity Date”), which represents thirty (30) calendar days from the date of delivery of the final deliverables as defined in the Amendment. Payment shall be made via bank transfer to the Lender’s account as provided separately in writing.

2.	INTEREST RATE

If the Borrower fails to make full payment by the Maturity Date, the Borrower agrees to pay, in addition to the outstanding principal amount, a penalty fee equal to 25% of the unpaid amount.

Furthermore, in case of non-payment, interest shall accrue on the unpaid amount at a rate of 1.5% per month (18% per annum), commencing on the day following the Maturity Date, until full payment is made.

3.	PREPAYMENT

The Borrower may, at any time prior to the Maturity Date, prepay all or any portion of the principal balance of this Promissory Note without incurring any penalty or interest charges. All prepayments shall be applied directly to reduce the principal balance.

4.	ENFORCEMENT COSTS

The Borrower agrees to bear all costs and expenses, including reasonable legal fees, incurred by the Lender in connection with the enforcement of this Promissory Note, including but not limited to costs arising from default and collection efforts.

5.	SEVERABILITY

Should any provision of this Promissory Note be deemed by a court of competent jurisdiction to be invalid, void, or unenforceable, such provision shall be modified by the court to the extent necessary to make it enforceable, and the remaining provisions of this Note shall remain in full force and effect.

6.	GOVERNING LAW

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without regard to its conflict of law principles.

7.	BINDING EFFECT

This Promissory Note shall be binding upon the Borrower and the Lender, and their respective successors, assigns, legal representatives, and heirs. The Borrower hereby waives any right to demand presentment for payment, notice of non-payment, protest, or notice of protest.

8.	EVENTS OF DEFAULT

Upon the occurrence of an Event of Default, the entire principal balance shall, at the Lender’s discretion, become immediately due and payable, and the Borrower shall make full payment to the Lender without further notice. In such event, the Borrower also agrees to reimburse the Lender for all reasonable costs, including attorneys' fees, incurred in the collection of amounts due under this Promissory Note.

9.	LEGAL LIMITATIONS ON INTEREST

The parties agree that the total interest paid under this Promissory Note shall not exceed the maximum permissible rate under the laws of the State of Wyoming.

10.	WAIVER OF JURY TRIAL

The Borrower and the Lender knowingly, voluntarily, and intentionally waive any right to a trial by jury in any action or proceeding based on, arising out of, or relating to this Promissory Note or any related agreements, conduct, or dealings.

11.	PAYMENT DUE DATE EXTENSIONS

If the due date for any payment hereunder falls on a Saturday, Sunday, or public holiday, the Borrower shall have until 5:00 p.m. on the next succeeding business day to make such payment.

IN WITNESS WHEREOF, the parties hereto have executed this Promissory Note as of the date first written above.

Lender:	Borrower:
Tradetop OÜ By: /s/ Tradetop OÜ Date: April 20, 2025	Venyra Corporation By: /s/ Venyra Corporation Date: April 20, 2025